EXHIBIT 99.2

LITHIA MOTORS INC. DECLARES QUARTERLY DIVIDEND OF $0.12 PER SHARE FOR THE THIRD QUARTER OF 2005

MEDFORD, OREGON, October 25, 2005 (4:45 a.m. Pacific) - Lithia Motors, Inc. (NYSE: LAD) today announced that the Board of Directors has approved a dividend of $0.12 per share for the third quarter of 2005. Shareholders of record as of November 4, 2005 will receive the dividend that will be payable November 18, 2005.

About Lithia

Lithia Motors, Inc. is a Fortune 1000 and Russell 2000 Company that sells 25 brands of new vehicles and operates 92 stores and 184 franchises in 12 states in the Western United States and over the Internet through "Lithia.com-America's Car & Truck Store." Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations. Lithia retailed 98,331 new and used vehicles and had $2.7 billion in total revenue in 2004.

Additional Information

For additional information on Lithia Motors, contact the Investor Relations Department: (541) 776-6591 or log-on to: www.lithia.com - go to Investor Relations